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                                  Exhibit 11

                        Consent of Price Waterhouse LLP



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Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 23 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 19, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of MainStay VP Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York
April 25, 1997
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                                   EXHIBIT 17


                            FINANCIAL DATA SCHEDULES